Exhibit 5.1

Caterpillar Inc.

5205 N. O'Connor Blvd., Suite 100

Irving, Texas 75039

June 13, 2025

Re: Caterpillar Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Caterpillar Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $260,000,000 of deferred compensation obligations (the “Deferred Compensation Obligations”), of the Company which are issuable pursuant to the Caterpillar Inc. Supplemental Deferred Compensation Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I have examined the Registration Statement, the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated ByLaws, the Plan, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plan. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, I am of the opinion that the Deferred Compensation Obligations, when issued in accordance with the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Plan, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, readjustment or debt, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights generally, and (ii) to general principles of equity, whether such enforcement is considered in a proceeding at equity or at law.

In addition, the Plan is designed to be a top-hat plan for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The provisions of the Plan document comply in all material respects with the requirements of ERISA applicable to top hat plans. I express no opinion as to whether the Plan is being operated by the Company as a top-hat plan under ERISA, or whether the employees that the Company has deemed eligible to participate in the Plan would constitute a select group of management or highly compensated employees.

This opinion letter is limited to Title I of ERISA, the laws of the State of Illinois and the General Corporation Law of the State of Delaware. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, other federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons for whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Nicole M. Puza
Nicole M. Puza
Associate General Counsel and Corporate Secretary